EXHIBIT 10.7

INDEMNIFICATION AGREEMENT dated as of                     , 2003 between

FEDERAL NATIONAL MORTGAGE ASSOCIATION

(“Fannie Mae”), and                     (“Indemnitee”)

               WHEREAS, the Board of Directors has determined that the inability to attract and retain qualified persons as directors and officers is detrimental to the best interests of Fannie Mae’s stockholders and that Fannie Mae should act to assure such persons that there will be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of Fannie Mae; and

               WHEREAS, Fannie Mae has adopted provisions in its By-laws providing for indemnification of its officers and directors to the fullest extent permitted by applicable law, and Fannie Mae wishes to clarify and enhance the rights and obligations of Fannie Mae and Indemnitee with respect to indemnification; and

               WHEREAS, Fannie Mae has elected to follow the corporate governance practices and procedures of the Delaware General Corporation Law, as the same may be amended from time to time; and

               WHEREAS, in order to induce and encourage highly experienced and capable persons such as Indemnitee to serve and continue to serve as directors and officers of Fannie Mae and in any other capacity with respect to Fannie Mae, and to otherwise promote the desirable end that such persons will resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to Fannie Mae, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by Fannie Mae and they will receive the maximum protection against such risks and liabilities as may be afforded by law, the Board of Directors of Fannie Mae has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of Fannie Mae and its stockholders; and

               WHEREAS, Fannie Mae desires to have Indemnitee continue to serve as a director or officer of Fannie Mae and in such other capacity with respect to Fannie Mae as Fannie Mae may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in good faith in the performance of Indemnitee’s duty to Fannie Mae; and Indemnitee desires to continue so to serve Fannie Mae, provided, and on the express condition, that he or she is furnished with the indemnity set forth hereinafter;

               Now, therefore, in consideration of Indemnitee’s continued service as a director or officer of Fannie Mae, the parties hereto agree as follows:

               1.     Service by Indemnitee. Indemnitee will serve and/or continue to serve as a director or officer of Fannie Mae faithfully and to the best of Indemnitee’s ability so long as Indemnitee is duly elected or appointed and until such time as Indemnitee is removed as permitted by law or tenders a resignation in writing.

               2.     Indemnification. Fannie Mae shall indemnify Indemnitee to the fullest extent permitted by the Delaware General Corporation law in effect on the date hereof or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits Fannie Mae to provide broader indemnification rights than said law permitted Fannie Mae to provide prior to such amendment). Without diminishing the scope of the indemnification provided by this Section, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification shall be paid to Indemnitee:

(a) to the extent expressly prohibited by Delaware law or the By-laws of Fannie Mae;

(b) for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, by-law or agreement of Fannie Mae or any other company or organization on whose board Indemnitee serves at the request of Fannie Mae, except in respect of any indemnity exceeding the payment under such insurance, clause, by-law or agreement;

(c) in connection with an action, suit or proceeding, or part thereof (including claims and counterclaims) initiated by Indemnitee, except a judicial proceeding or arbitration pursuant to Section 10 to enforce rights under this Agreement, unless the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of Fannie Mae;

(d) with respect to any action, suit or proceeding brought by or on behalf of Fannie Mae against Indemnitee that is authorized by the Board of Directors of Fannie Mae, except as provided in Sections 4, 5 and 6 below.

               3.     Action or Proceedings Other than an Action by or in the Right of Fannie Mae. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee is a party or is threatened to be made a party to any Proceeding (other than an action by or in the name of Fannie Mae) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of Fannie Mae, or is or was serving at the request of Fannie Mae as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust); or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of Indemnitee, and Expenses (defined below) actually and reasonably incurred by Indemnitee in connection with such Proceeding, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Fannie Mae, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

               4.     Indemnity in Proceedings by or in the Name of Fannie Mae. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee was or is a party or is threatened to be made a party to any Proceeding brought by or in the name of Fannie Mae to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent or fiduciary of Fannie Mae, or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of Indemnitee, and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of Fannie Mae; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which Delaware law expressly prohibits such indemnification by reason of any adjudication of liability of Indemnitee to Fannie Mae, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification for such costs, judgments, penalties, fines, liabilities and Expenses as such court shall deem proper.

               5.     Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the limitations of Section 2(d), 3 and 4 above, to the extent that Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding (including an action, suit or proceeding brought by or on behalf of Fannie Mae) or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection therewith.

               6.     Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by Fannie Mae for some or a portion of the costs, judgments, penalties, fines, liabilities or Expenses actually and reasonably incurred in connection with any action, suit or proceeding (including an action, suit or proceeding brought by or on behalf of Fannie Mae), but not, however, for all of the total amount thereof, Fannie Mae shall nevertheless indemnify Indemnitee for the portion of such costs, judgments, penalties, fines, liabilities and Expenses actually and reasonably incurred to which Indemnitee is entitled.

               7.     Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by applicable law, Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred or suffered by Indemnitee or on Indemnitee’s behalf if Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to Indemnitee’s service as a director or officer of Fannie Mae, in any threatened, pending or completed legal, administrative, investigative or other proceeding or matter to which Indemnitee neither is, nor is threatened to be made, a party.

               8.     Determination of Entitlement to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Sections 3, 4, 5, 6 or 7 the entitlement of Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement, shall be determined by the following person or persons who shall be empowered to make such determination: (a) the Board of Directors of Fannie Mae by a majority vote of Disinterested Directors (defined below), whether or not such majority constitutes a quorum; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (defined below) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (d) the stockholders of Fannie Mae. Such Independent Counsel shall be selected by the Board of Directors and approved by Indemnitee. Upon failure of the Board so to select such Independent Counsel or upon failure of Indemnitee so to approve, such Independent Counsel shall be selected upon application to a court of competent jurisdiction. Such determination of entitlement to indemnification shall be made not later than 30 calendar days after receipt by Fannie Mae of a written request for indemnification. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee. Any Expenses incurred by Indemnitee in connection with a request for indemnification or payment of Expenses hereunder, under any other agreement, any provision of Fannie Mae’s By-laws or any directors’ and officers’ liability insurance, shall be borne by Fannie Mae. Fannie Mae hereby indemnifies Indemnitee for any such Expense and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination.

               9.     Presumptions and Effect of Certain Proceedings. The Secretary of Fannie Mae shall, promptly upon receipt of Indemnitee’s request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 8 that Indemnitee has made such request for indemnification. Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and Fannie Mae shall have the burden of proof in making any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 30 calendar days after receipt by Fannie Mae of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any Proceeding described in Sections 3 or 4 by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of Fannie Mae, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful; or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

               10.     Remedies of Indemnitee in Cases of Determination not to Indemnify or to Pay Expenses. In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 8 and 9, or if Expenses are not paid pursuant to Section 15, Indemnitee shall be entitled to final adjudication in a court of competent jurisdiction of entitlement to such indemnification or payment. Alternatively, Indemnitee at Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within sixty days following the filing of the demand for arbitration. Fannie Mae shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim. The determination in any such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Sections 8 or 9 that Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 8 or 9 that Indemnitee is entitled to indemnification, Fannie Mae shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. Fannie Mae further agrees to stipulate in any such court or before any such arbitrator that Fannie Mae is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification or payment of Expenses hereunder, Fannie Mae shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).

               11.     Other Rights to Indemnification. Indemnification and payment of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the By-laws or other organizational documents of Fannie Mae, vote of stockholders or Disinterested Directors, provision of law, agreement or otherwise.

               12.     Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled to recover from Fannie Mae and shall be indemnified by Fannie Mae against any actual Expenses incurred by Indemnitee.

               13.     Continuation of Indemnity. All agreements and obligations of Fannie Mae contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of Fannie Mae or is serving at the request of Fannie Mae as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust) of Fannie Mae and shall continue thereafter with respect to any possible claims based on the fact that Indemnitee was a director, officer employee or agent of Fannie Mae or was serving at the request of Fannie Mae as a director, officer, employee or agent or fiduciary of any other entity (including, but not limited to, another corporation, partnership, joint venture or trust). This Agreement shall be binding upon all successors and assigns of Fannie Mae (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

               14.     Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against Fannie Mae under this Agreement, notify Fannie Mae in writing of the commencement thereof; but the omission so to notify Fannie Mae will not relieve it from any liability that it may have to Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies Fannie Mae:

(a) Fannie Mae shall be entitled to participate therein at its own expense; and

(b) Except as otherwise provided in this Section 14(b), to the extent that it may wish, Fannie Mae, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from Fannie Mae to Indemnitee of its election so to assume the defense thereof, Fannie Mae shall not be liable to Indemnitee under this Agreement for any expenses of counsel subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from Fannie Mae of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by Fannie Mae, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Fannie Mae and Indemnitee in the conduct of the defense of such action or (iii) Fannie Mae shall not within 60 calendar days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the action, in each of which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of Fannie Mae. Fannie Mae shall not be entitled to assume the defense of any Proceeding brought by or on behalf of Fannie Mae or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(c) If Fannie Mae has assumed the defense of a Proceeding, Fannie Mae shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without Fannie Mae’s written consent. Fannie Mae shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to Indemnitee without Indemnitee’s written consent. Neither Fannie Mae nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

               15.     Payment of Expenses. All Expenses incurred by Indemnitee in advance of the final disposition of any Proceeding shall be paid by Fannie Mae at the request of Indemnitee, each such payment to be made within twenty calendar days after the receipt by Fannie Mae of a statement or statements from Indemnitee requesting such payment or payments from time to time. Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a judgment in court or an adjudication or award in arbitration pursuant to this Agreement (including the enforcement of this provision). Such statement or statements shall reasonably evidence the expenses and costs incurred by Indemnitee in connection therewith and shall include or be accompanied by an undertaking, in substantially the form attached as Exhibit 2, by or on behalf of Indemnitee to reimburse such amount if it is finally determined, after all appeals by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified against such Expenses by Fannie Mae as provided by this Agreement or otherwise. Indemnitee’s undertaking to reimburse any such amounts is not required to be secured.

               16.     Separability; Prior Indemnification Agreements. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that Fannie Mae provide protection to Indemnitee to the fullest enforceable extent. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between Fannie Mae and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

               17.     Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

               18.     Definitions. For purposes of this Agreement:

(a) “Disinterested Director” means a director of Fannie Mae who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

(b) “Expenses” includes, without limitation, expenses incurred in connection with the defense or settlement of any and all investigations, judicial or administrative proceedings or appeals, attorneys’ fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds or their equivalents), and any expenses of establishing a right to indemnification under Sections 8, 10 and 12 above but shall not include the amount of judgments, fines or penalties actually levied against Indemnitee.

(c) “Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) Fannie Mae or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either Fannie Mae or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(d) “Proceeding” includes any threatened, pending or completed investigation (other than internal investigations of the conduct of Fannie Mae employees), action, suit or other proceeding, whether brought in the name of Fannie Mae or otherwise, against Indemnitee, for which indemnification is not prohibited under Sections 2(a)-(c) above and whether of a civil, criminal, administrative or investigative nature, including, but not limited to, actions, suits or proceedings in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of Fannie Mae, or is or was serving, at the request of Fannie Mae, as a director, officer, employee or agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, joint venture or trust, or by reason of anything done or not done by Indemnitee in any such capacity, whether or not Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

               19.     Other Provisions.

(a) This Agreement shall be interpreted and enforced in accordance with the laws of Delaware.

(b) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

(c) This agreement shall not be deemed an employment contract between Fannie Mae and any Indemnitee who is an officer of Fannie Mae, and, if Indemnitee is an officer of Fannie Mae, Indemnitee specifically acknowledges that Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between Indemnitee and Fannie Mae.

(d) Upon a payment to Indemnitee under this Agreement, Fannie Mae shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for Fannie Mae to bring suit to enforce such rights.

(e) No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By
Chairman of the Board and Chief Executive Officer

Indemnitee

EXHIBIT 1

THE FOLLOWING IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY
AND DOES NOT CONSTITUTE LEGAL ADVICE

Delaware General Corporation Law
Title 8, § 145 (December 2002)

§ 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

HISTORY: 8 Del. C. 1953, § 145; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 6; 57 Del. Laws, c. 421, § 2; 59 Del. Laws, c. 437, § 7; 63 Del. Laws, c. 25, § 1; 64 Del. Laws, c. 112, § 7; 65 Del. Laws, c. 289, §§ 3-6; 67 Del. Laws, c. 376, § 3; 69 Del. Laws, c. 261, §§ 1, 2; 70 Del. Laws, c. 186, § 1; 71 Del. Laws, c. 120, §§ 3-11.

EXHIBIT 2

UNDERTAKING TO REPAY INDEMNIFICATION EXPENSES

     I                                        , agree to reimburse Federal National Mortgage Association (“Fannie Mae”) for all expenses paid to me by Fannie Mae for my defense in any civil or criminal action, suit, or proceeding, in the event, and to the extent that it shall ultimately be determined that I am not entitled to be indemnified by Fannie Mae for such expenses.

Signature

Typed Name

Office

     DISTRICT OF COLUMBIA ) ss:

Before me                      , on this day personally appeared          , known to me to be the person whose name is subscribed to the foregoing instrument, and who, after being duly sworn, stated that the contents of said instrument is to the best of his/her knowledge and belief true and correct and who acknowledged that he/she executed the same for the purpose and consideration therein expressed.

GIVEN under my hand and official seal at Washington, D.C., this         day of              , 200    .

Notary Public

My commission expires:

14